Exhibit 4.6

NEITHER this Warrant NOR THE SECURITIES INTO WHICH this Warrant is EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. Neither this Warrant nor such securities MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY’S COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT.

SCOPUS BIOPHARMA Inc.

Warrant To Purchase Common Stock

Warrant No. Y-1

Number of Shares of Common Stock: Up to 450,000

Date of Issuance: October 3, 2018 (“Issuance Date”)

Scopus BioPharma Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Yissum Research Development Corporation of the Hebrew University of Jerusalem, Ltd., the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof, but not after 11:59 p.m., Delaware time, on October 3, 2025, up to Four Hundred Fifty Thousand (450,000) fully paid, validly issued and nonassessable shares (the “Warrant Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”). References in this Warrant to “Sections” shall be to Sections of this Warrant unless otherwise specifically provided. This Warrant is being issued as additional consideration to the Holder in connection with the execution by the Company and the Holder of two separate Memorandum of Understandings (each, a “MOU”), one MOU having Alexander Binshtok as its primary researcher (the “AB MOU”), and the other having Dimitri Tsvelikhovsky as its primary researcher (the “DT MOU”).

1.	Exercise of Warrant

(a)       Number of Warrant Shares.

(i)       Upon issuance this Warrant is exercisable for 50,000 Warrant Shares.

(ii)       For the initial license agreement which is executed between the Company and Holder under the AB MOU and for up to the initial three license agreements executed between the Company and Holder under the DT MOU, this Warrant will become exercisable for an additional fifty thousand (50,000) Warrant Shares for each such license agreement for a maximum total of up to 200,000 Warrant Shares.

(iii)       Relating to the license agreements referenced in clause (ii) above, if each of such license agreements is executed within one hundred fifty (150) days from the date that the Company notifies (“Notice”) the Holder under an MOU that it desires to obtain a license, this Warrant will become exercisable for an additional number of Warrant Shares as follows:

If the license is executed within 30 days of Notice	50,000 Warrant Shares

If the license is executed after 30 days and on or before 60 days from notice	40,000 Warrant Shares

If the license is executed after 60 days and on or before 90 days from notice	30,000 Warrant Shares

If the license is executed after 90 days and on or before 120 days from notice	20,000 Warrant Shares

If the license is executed after 120 days and on or before 150 days from notice	10,000 Warrant Shares

(b)       Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the date hereof, in whole or in part, by (i) delivery to the Company of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant, (ii) surrender of this Warrant and (iii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds.

(c)       Certificates for Warrant Shares. The rights under this Warrant shall be deemed to have been exercised and the Warrant Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the Person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date. Upon the exercise of this Warrant in compliance with the provisions of Section 1(a), the Company shall deliver to the Holder one or more certificates for the number of Warrant Shares so purchased.

(d)       Issuance of Warrant for Balance of Warrant Shares. If this Warrant is submitted in connection with any exercise and the number of Warrant Shares represented by this Warrant is greater than the number of Warrant Shares with respect to which this Warrant is exercised, then the Company shall as soon as practicable, and in any event within thirty (30) days of the Exercise Notice, issue a new Warrant (in accordance with Section 4(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

(e)       Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.50 per share, subject to adjustment as provided herein.

(f)       Insufficient Authorized Shares. The Company agrees during the term the rights under this Warrant are exercisable to reserve and keep available from its authorized and unissued shares of Common Stock solely for the purpose of effecting the exercise of this Warrant such number of shares as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms, the Company will use all reasonable efforts to take such corporate action as may be necessary to increase its authorized and unissued shares of its Common Stock to a number of shares as shall be sufficient for such purposes. The Company represents and warrants that all shares that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, be validly issued, fully paid and nonassessable.

2.       Adjustment of Exercise Price

(a)       Adjustment for Stock Splits, Stock Dividends, Etc. If, at any time on or after the date hereof, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, reclassification or other similar event, the Exercise Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Exercise Price shall be proportionately increased.

(b)       Adjustment Due to Merger, Consolidation, Etc. If, at any time after the date hereof, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Company with any other entity (other than a merger in which the Company is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) - (iv) above being a “Corporate Change”), then the Holder shall thereafter have the right to receive upon exercise of this Warrant, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon such exercise had such Corporate Change not taken place.

(c)       Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 2, the Company shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

3.       Warrant Holder Not Deemed a Shareholder; Compliance with Securities Laws.

(a)       Warrant Holder Not Deemed a Shareholder. Except as otherwise specifically provided herein, the Holder, solely in Holder’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities, including the Warrant Shares or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b)       Securities Law Legend. The Warrant Shares shall (unless otherwise permitted by the provisions of this Warrant) be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

(c)       Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in Section 4(a).

(d)       Removal of Legend. The legend referring to federal and state securities laws identified in Section 3(b) stamped on a certificate evidencing the Warrant Shares and the stock transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to the holder of such securities if (i) such securities are registered under the Securities Act of 1933, as amended, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company’s counsel to the effect that a sale or transfer of such securities may be made without registration or qualification. Removal of the legend, however, shall not, in and of itself, result in the Warrant Shares being transferable hereunder if not otherwise transferable under this Warrant.

4.       Transfer; Reissuance of Warrants; Lock-Up

(a)       Transfer of Warrant. Subject to the Company’s consent, this Warrant may be transferred. Upon any such transfer, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 4(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 4(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Any restriction on transfer shall terminate on the expiration of the Restricted Period (as defined in paragraph (e) below).

(b)       Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 4(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)       Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 4(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d)       Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 4(a) or Section 4(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

(e)       Lock-Up Restriction. The Warrant and Warrant Shares (collectively, Warrant Securities”) may not be sold, transferred, assigned, pledged, hypothecated, mortgaged, or otherwise disposed of or made subject to any lien or security interest, during the Restricted Period (as defined below) without the consent of the Company in its sole discretion. The “Restricted Period” means the period commencing on the date hereof and continuing until the first Business Day following the three (3) year anniversary of the Initial Trading Date; provided, however, if such Business Day is a Friday, then the Restricted Period shall expire on the next Business Day; provided further, that the Company may elect to release Holder from this lock-up at any time or from time to time for any reason or no reason with respect to any or all of such Warrant Securities. For purposes hereof, “Business Day” means a day that banks in New York City are open for business. No such release shall be deemed to obligate the Company to grant any future releases to Holder. In addition, Holder agrees to execute any lock-up agreement required by the lead underwriter in connection with the Company’s Initial Public Offering that the Company may conduct while Holder holds any of the Warrant Securities; provided, that any such agreement is consistent with the form of lock-up agreements generally required by underwriters. For purposes hereof, the “Initial Trading Date” shall mean the first date upon which shares of the Company’s capital stock trade on a national securities exchange or any quotation service that requires as a condition for trading that such shares be registered under the Securities Exchange Act of 1934, as amended, and the “Initial Public Offering” shall mean the initial registered or qualified public offering of the Company’s capital stock under the Securities Act which has been declared effective or qualified by the Securities Exchange Commission and such shares of capital stock have been registered under the Securities Exchange Act of 1934, as amended.

5.       Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or email, or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Scopus BioPharma Inc.

c/o HCFP Inc.

420 Lexington Avenue

Suite 300

New York, New York 10170

Attn: Robert J. Gibson

rjg@hcfp.com

With a copy (for informational purposes only) to:

Greenberg Traurig, LLP
1750 Tysons Boulevard
Suite 1000
McLean, VA 22102
Facsimile: (703) 714-8359

wishnerm@gtlaw.com
Attention: Mark Wishner, Esq.

If to the Holder, to its address and facsimile number set forth on the signature page to this Warrant or to such other address and/or facsimile number and/or to the attention of such other Person as the Holder has specified by written notice given to the Company five (5) days prior to the effectiveness of such change.

6.       Amendment. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder for any amendment that is adverse to Holder.

7.       Governing Law; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company consents to and irrevocably submits to the jurisdiction of the Delaware Court of Chancery (or if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court sitting in the State of Delaware), and agrees that any dispute respecting this Warrant shall be submitted to and determined by such court. Final judgment of the Delaware Court of Chancery (or if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court sitting in the State of Delaware) shall be conclusive and binding on the Company and may be enforced in any court in which the Company is subject to jurisdiction by a suit upon such judgment.

8.       Construction; Headings. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

9.       Remedies. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available at law or in equity (including a decree of specific performance and/or other injunctive relief). The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without any bond or other security being required.

10.       Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

SCOPUS BIOPHARMA INC.

By:	/s/ Joshua R. Lamstein
Name: Joshua R. Lamstein
Title: Co-Chairman of the Board of Directors

Acknowledged and Agreed:

YISSUM RESEARCH DEVELOPMENT CORPORATION OF THE

HEBREW UNIVERSITY OF JERUSELUM, LTD.

By:	/s/ Dr. Yavon Daniely
Name:	Dr. Yavon Daniely

Address:

Hi Tech Park

Edmond J. Safra Campus

GivatRam

Jerusalem 91390 Israel

[Signature Page to Warrant to Purchase Common Stock]

EXHIBIT A

EXERCISE NOTICE

[To be executed by the registered Holder in order
to exercise this Warrant to Purchase Common Stock]

SCOPUS BIOPHARMA Inc.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Scopus BioPharma Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.       Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

2.       Delivery of Warrant Shares. The Company shall deliver to the undersigned Registered Holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title: